SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

Commission File Number: 000-49620

Cobalis Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-1868007 (I.R.S. Employer Identification No.)
2445 McCabe Way, Suite 150, Irvine, CA (Address of principal executive offices)	92614 (Zip Code)
(949) 757-0001 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Bankruptcy Proceedings.

Reference is made to the Forms 8-K filed by Cobalis Corp., a Nevada corporation (the “Registrant”), on December 27, 2006, February 23, 2007, April 5, 2007, August 1, 2007 and August 7, 2007.

On August 1, 2007, the Registrant received a copy of a file-stamped Chapter 7 petition from YA Global Investments, L.P., formerly known as Cornell Capital Partners, LP ("Cornell Capital") that showed that Cornell Capital had filed a petition for involuntary bankruptcy proceedings pursuant to Chapter 7 on that same date with the U.S. Bankruptcy Court for the Central District of California, (“Bankruptcy Court”). Cornell Capital was seeking liquidation of the Registrant.  The petition alleges that the Registrant owed past due amounts of not less than $3,000,000.00 plus other amounts with regard to the convertible debentures entered into between the Registrant and Cornell Capital on December 20, 2006 and February 20, 2007. These debentures were attached as exhibits to the reports on Forms 8-K filed by the Registrant on December 27, 2006 and February 23, 2007.

On October 12, 2007, the Registrant filed its petition with the Bankruptcy Court for the matter to proceed as a Chapter 11 proceeding, which means that instead of liquidation the Registrant would be seeking approval from the Bankruptcy Court to effectuate a reorganization of Registrant. If accepted, this would allow the Registrant to continue operating under supervision of the Bankruptcy Court. There is no guarantee that the Bankruptcy Court will allow Registrant to proceed under Chapter 11 and not order liquidation. Moreover, since the right to proceed under Chapter 11 is subject to many contingencies and required approvals, there is no guarantee that even if the Bankruptcy Court allows the Registrant to proceed under Chapter 11 that the Registrant’s plan of reorganization will be approved. In the event the Registrant’s plan of reorganization is not approved, the Registrant may still face liquidation and dissolution.

The Registrant’s Board of Directors approved the Chapter 11 request as it hopes that proceeding under Chapter 11 will allow the Registrant to attempt to raise operating capital through either equity or debt financing. Such financing will be crucial in allowing the Registrant to reorganize its affairs. There is no guarantee that the Registrant will be permitted to proceed under Chapter 11 and, further, there is no guarantee that the Registrant will be successful in raising equity and/or debt financing sufficient to reorganize its affairs.  If the Registrant is not able to successfully contest the petition or successfully file and finance a Chapter 11, the Registrant will likely be forced to liquidate and cease operations.

The Bankruptcy Court has jurisdiction over the Registrant’s business and affairs as a result of this Chapter 11 election.  As of the date of this report, however, no orders have been entered by the Bankruptcy Court and no receivers or other similar officers have been appointed.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cobalis Corp.

Date: October 17, 2007	By:	/s/ Gerald Yakatan
Gerald Yakatan
Chief Executive Officer

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